                                                                    Exhibit 99.2

(ROADWAY CORPORATION LOGO)

                                                   CONTACT:
                                                   John M. Hyre
                                                   Investor and Public Relations
                                                   330-258-6080

    ROADWAY'S THIRD QUARTER 2003 EPS $0.71 BEFORE ACQUISITION-RELATED CHARGES
           CORRECTED PROFORMA INCOME STATEMENT (3 QUARTERS) ON PAGE 8

AKRON, Ohio - September 30, 2003 - Roadway Corporation (Nasdaq: ROAD) today reported that revenues for its third quarter, which ended September 13, 2003, were $751,594,000, up 10% when compared to revenues of $681,696,000 for the third quarter of 2002. The Company reported a net loss of $3,401,000, or $0.18 per share (diluted), compared to net income of $6,936,000, or $0.36 per share (diluted), for the third quarter of 2002. Before charges related to the pending acquisition of Roadway Corporation by Yellow Corporation and effective tax-rate adjustments, net income for the quarter would have been $13,482,000 or $0.71 per share (diluted).

For the 36 weeks constituting the Company's first three quarters, net income was $10,917,000, or $0.57 per share (diluted), compared to net income of $10,861,000, or $0.57 per share (diluted), for the same period in 2002. For the first three quarters of 2003, revenues were $2,247,192,000, up 16% when compared to revenues of $1,936,666,000 for the first three quarters of last year. The first three quarters of 2003 contained four more working days than the same period in 2002.

James D. Staley, President and CEO of Roadway Corporation stated: "We are pleased to report that our operating subsidiaries performed quite well. The 10% rise in revenues, combined with effective expense control, resulted in a 64% increase in operating income, before the recognition of $24.3 million in acquisition-related charges. These charges resulted primarily from the vesting of restricted stock awards, other compensation expense and transaction costs. The Company's effective tax rate has shifted from 42% to 53.6% as a result of these acquisition-related costs."

"Roadway Express implemented a 5.9% general freight rate increase on non-contract freight effective July 13. During the quarter, Roadway Express increased its yield per ton by 4.3% while increasing tonnage levels 6.4% above the same period last year. Roadway Express has not experienced any meaningful diversion of freight or customer flight due to the planned Yellow/Roadway acquisition. Overall, our customers seem to be more positive about the direction of the economy, although real economic growth is coming slowly," Staley said.

"New Penn's revenue grew by approximately one percent and their rates rose by 3.3%, even though they experienced a 2.5% tonnage decline for the quarter. While operating in the highly competitive and economically difficult Northeast market, New Penn improved its operating margins, excluding acquisition-related charges, and finished the quarter with an operating ratio of 89. As a next-day carrier, New Penn did not benefit from the freight added to the market when Consolidated Freightways ceased operations," Staley concluded.

Looking forward, the Company anticipates full-year 2003 revenue to increase approximately 7% to 8%, and earnings-per-share from continuing operations, excluding the impact of acquisition-related charges, to be consistent with previously provided guidance of between $2.36 and $2.60 compared to $1.85 in 2002. Including acquisition-related charges and the higher effective tax rate, the Company expects earnings-per-share for full-year 2003 to be in the range of $1.36 to $1.60 excluding any future acquisition-related charges. Fourth quarter year-over-year comparisons will be more difficult, as the impact of Consolidated Freightways' closure was already included in the fourth quarter of 2002, and the period will have four less working days than the same period in 2002.

                                     -more-

ROADWAY CORPORATION                                                       PAGE 2
THIRD QUARTER 2003



Roadway declared October 16, 2003 as the record date for Roadway stockholders in connection with the pending Yellow/Roadway transaction. Stockholders of Roadway common stock as of the close of trading on October 16, 2003, will have the right to participate in a special meeting of stockholders to approve matters related to the acquisition of Roadway by Yellow. The shareholder meeting date has not been set, but is expected to occur in December 2003.

As a result of the sale of Arnold Transportation Services (ATS) on January 23, 2003, ATS has been accounted for as a discontinued operation for all periods presented. Assets and liabilities of ATS are included in the current section of the Condensed Consolidated Balance Sheet at December 31, 2002.

CONDENSED STATEMENTS OF CONSOLIDATED INCOME
ROADWAY CORPORATION AND SUBSIDIARIES

                                                                             Twelve Weeks Ended
                                                                              (Third Quarter)

                                                                  September 13, 2003      September 7, 2002
                                                                  ------------------      -----------------
                                                                    (in thousands, except per share data)
Revenue                                                               $ 751,594            $ 681,696
Operating expenses:
   Salaries, wages and benefits                                         477,174              438,017
   Operating supplies and expenses                                      122,412              108,176
   Purchased transportation                                              77,246               63,850
   Operating taxes and licenses                                          18,515               17,966
   Insurance and claims                                                  15,133               16,483
   Provision for depreciation                                            16,658               18,079
   Net (gain) loss on sale of operating property                         (5,068)               1,075
   Compensation and other expense related to the acquisition
     by Yellow                                                           24,337                   --
                                                                      ---------            ---------
Total operating expenses                                                746,407              663,646
                                                                      ---------            ---------
Operating income from continuing operations                               5,187               18,050
Other (expense), net                                                     (6,279)              (6,650)
                                                                      ---------            ---------
(Loss) income from continuing operations before income taxes             (1,092)              11,400
Provision for income taxes                                                2,309                4,944
                                                                      ---------            ---------
(Loss) income from continuing operations                                 (3,401)               6,456
Income from discontinued operations                                          --                  480
                                                                      ---------            ---------
Net (loss) income                                                     $  (3,401)           $   6,936
                                                                      =========            =========

Earnings (loss) per share - basic:

   Continuing operations                                              $   (0.18)           $    0.35
   Discontinued operations                                                   --                 0.03
                                                                      ---------            ---------
Total earnings per share - basic                                      $   (0.18)           $    0.38
Earnings (loss) per share - diluted:
   Continuing operations                                              $   (0.18)           $    0.33
   Discontinued operations                                                   --                 0.03
                                                                      ---------            ---------
Total earnings per share - diluted                                    $   (0.18)           $    0.36
Average shares outstanding - basic                                       19,460               18,478
Average shares outstanding - diluted                                     19,460               18,914
Operating ratio                                                            99.3%                97.4%
(Loss) profit margin from continuing operations                            (0.5)%                0.9%

                                     -more-

ROADWAY CORPORATION                                                       PAGE 3
THIRD QUARTER 2003


CONDENSED STATEMENTS OF CONSOLIDATED INCOME
ROADWAY CORPORATION AND SUBSIDIARIES

                                                                              Thirty-six Weeks Ended
                                                                                (Three Quarters)

                                                                   September 13, 2003       September 7, 2002
                                                                   ------------------       -----------------
                                                                        (in thousands, except per share data)
Revenue                                                               $ 2,247,192            $ 1,936,666
Operating expenses:
   Salaries, wages and benefits                                         1,420,832              1,264,454
   Operating supplies and expenses                                        382,846                314,489
   Purchased transportation                                               227,755                173,134
   Operating taxes and licenses                                            57,069                 51,011
   Insurance and claims                                                    44,774                 41,043
   Provision for depreciation                                              50,827                 54,319
   Net (gain) loss on sale of operating property                           (4,227)                 1,653
   Compensation and other expense related to the acquisition
     by Yellow                                                             24,337                     --
                                                                      -----------            -----------
Total operating expenses                                                2,204,213              1,900,103
                                                                      -----------            -----------
Operating income from continuing operations                                42,979                 36,563
Other (expense), net                                                      (19,117)               (20,297)
                                                                      -----------            -----------
Income from continuing operations before income taxes                      23,862                 16,266
Provision for income taxes                                                 12,790                  7,047
                                                                      -----------            -----------
Income from continuing operations                                          11,072                  9,219
(Loss) Income from discontinued operations                                   (155)                 1,642
                                                                      -----------            -----------
Net income                                                            $    10,917            $    10,861
                                                                      ===========            ===========
Earnings (loss) per share - basic:

   Continuing operations                                              $      0.58            $      0.50
   Discontinued operations                                                  (0.01)                  0.09
                                                                      -----------            -----------
Total earnings per share - basic                                      $      0.57            $      0.59
Earnings (loss) per share - diluted:
   Continuing operations                                              $      0.58            $      0.48
   Discontinued operations                                                  (0.01)                  0.09
                                                                      -----------            -----------
Total earnings per share - diluted                                    $      0.57            $      0.57
Average shares outstanding - basic                                         19,018                 18,502
Average shares outstanding - diluted                                       19,038                 18,982
Operating ratio                                                              98.1%                  98.1%
Profit margin from continuing operations                                      0.5%                   0.5%

                                     -more-

ROADWAY CORPORATION                                                       PAGE 4
THIRD QUARTER 2003


CONDENSED CONSOLIDATED BALANCE SHEETS
 ROADWAY CORPORATION AND SUBSIDIARIES

                                                               September 13, 2003      December 31, 2002
                                                               ------------------      -----------------
                                                                               (in thousands)
Assets
Current assets:
   Cash and cash equivalents                                        $  132,894           $  106,929
   Other current assets                                                290,100              356,143
                                                                    ----------           ----------
Total current assets                                                   422,994              463,072
Net carrier operating property                                         491,344              509,183
Goodwill, net                                                          285,874              283,910
Deferred income taxes                                                   37,015               39,941
Other assets                                                            46,186               39,767
                                                                    ----------           ----------
Total assets                                                        $1,283,413           $1,335,873
                                                                    ==========           ==========

Liabilities and shareholders' equity
Current liabilities:

   Accounts payable                                                 $  187,924           $  193,501
   Other current liabilities                                           184,814              267,389
                                                                    ----------           ----------
Total current liabilities                                              372,738              460,890
Long-term liabilities                                                  218,166              213,601
Long-term debt                                                         248,924              273,513
Shareholders' equity                                                   443,585              387,869
                                                                    ----------           ----------
Total liabilities and equity                                        $1,283,413           $1,335,873
                                                                    ==========           ==========

CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS
ROADWAY CORPORATION AND SUBSIDIARIES

                                                                                  Thirty-six Weeks Ended
                                                                                     (Three Quarters)

                                                                       September 13, 2003           September 7, 2002
                                                                       ------------------           -----------------
                                                                                      (in thousands)
Cash flows from operating activities:
   Income from continuing operations                                       $  11,072                 $   9,219
   Adjustments                                                                43,176                    34,911
                                                                           ---------                 ---------
Net cash provided by continuing operating activities                          54,248                    44,130
Net cash provided (used) by investing activities                              19,519                   (69,120)
Net cash (used) by financing activities                                      (48,068)                  (15,920)
Effect of exchange rate changes on cash                                          305                      (200)
                                                                           ---------                 ---------
   Net increase (decrease) in cash and cash equivalents from
     continuing operations                                                    26,004                   (41,110)
   Net (decrease) in cash and cash equivalents from discontinued
     operations                                                                  (39)                   (4,080)
                                                                           ---------                 ---------
Cash and cash equivalents at beginning of period                             106,929                   110,432
                                                                           ---------                 ---------
Cash and cash equivalents at end of period                                 $ 132,894                 $  65,242
                                                                           =========                 =========

                                     -more-

ROADWAY CORPORATION                                                       PAGE 5
THIRD QUARTER 2003


                 REPORTABLE SEGMENTS AND RELATED OPERATING DATA
                      Twelve Weeks Ended September 13, 2003
# of working days - 58        (Third Quarter 2003)

(Dollars in thousands,
except per ton data)             Roadway Express       New Penn      Segment Total
                                 ---------------       --------      -------------
Revenue                             $  700,668         $ 50,926       $751,594
  Salaries, wages & benefits           441,446           33,412        474,858
  Operating supplies                   117,826            7,247        125,073
  Purchased transportation              76,729              517         77,246
  Other operating expense               40,736            4,157         44,893
  Acquisition expenses                  23,374              963         24,337
                                    ----------         --------       --------
Operating expense                      700,111           46,296        746,407
                                    ----------         --------       --------
Operating income                    $      557         $  4,630       $  5,187
                                    ==========         ========       ========
Operating ratio                           99.9%            90.9%          99.3%

LTL tons                             1,458,899          190,771
Truckload tons                         306,635           29,052
                                    ----------         --------
Total tons                           1,765,534          219,823

LTL shipments                        3,027,865          430,019
Truckload shipments                     37,826            3,601
                                    ----------         --------
Total shipments                      3,065,691          433,620

Revenue per LTL ton                 $   441.31         $ 250.86
Revenue per truckload ton           $   171.07         $ 105.62
Revenue per ton                     $   396.86         $ 231.67
Expense per ton                     $   396.54         $ 210.61

                                 Twelve Weeks Ended September 7, 2002
# of working days - 58                     (Third Quarter 2002)

(Dollars in thousands,

except per ton data)                Roadway Express    New Penn     Segment Total
                                    ---------------    --------     -------------
Revenue                               $  631,158       $ 50,538       $681,696
  Salaries, wages & benefits             402,918         33,171        436,089
  Operating supplies                     104,540          5,929        110,469
  Purchased transportation                63,318            532         63,850
  Other operating expense                 48,636          4,602         53,238
                                      ----------       --------       --------
Operating expense                        619,412         44,234        663,646
                                      ----------       --------       --------
Operating income                      $   11,746       $  6,304       $ 18,050
                                      ==========       ========       ========
Operating ratio                             98.1%          87.5%          97.4%

LTL tons                               1,347,193        195,791
Truckload tons                           312,130         29,651
                                      ----------       --------
Total tons                             1,659,323        225,442

LTL shipments                          2,810,263        432,803
Truckload shipments                       37,585          3,653
                                      ----------       --------
Total shipments                        2,847,848        436,456

Revenue per LTL ton                   $   432.20       $ 242.01
Revenue per truckload ton             $   156.68       $ 106.36
Revenue per ton                       $   380.37       $ 224.17
Expense per ton                       $   373.29       $ 196.21

                                     -more-

ROADWAY CORPORATION                                                       PAGE 6
THIRD QUARTER 2003


                                  REPORTABLE SEGMENTS AND RELATED OPERATING DATA
                                     Thirty-six Weeks Ended September 13, 2003
# of working days - 179                        (Three Quarters 2003)

(Dollars in thousands,
except per ton data)                 Roadway Express        New Penn         Segment Total
                                     ---------------       ----------        -------------
Revenue                               $2,097,068           $  150,124           $2,247,192
  Salaries, wages & benefits           1,313,985               99,512            1,413,497
  Operating supplies                     369,386               22,158              391,544
  Purchased transportation               226,247                1,508              227,755
  Other operating expense                133,968               13,112              147,080
  Acquisition expenses                    23,374                  963               24,337
                                      ----------           ----------           ----------
Operating expense                      2,066,960              137,253            2,204,213
                                      ----------           ----------           ----------
Operating income                      $   30,108           $   12,871           $   42,979
                                      ==========           ==========           ==========
Operating ratio                             98.6%                91.4%                98.1%

LTL tons                               4,384,783              566,921
Truckload tons                           910,013               86,723
                                      ----------           ----------
Total tons                             5,294,796              653,644

LTL shipments                          9,223,684            1,283,363
Truckload shipments                      112,445               10,639
                                      ----------           ----------
Total shipments                        9,336,129            1,294,002

Revenue per LTL ton                   $   443.52           $   248.45
Revenue per truckload ton             $   167.41           $   106.92
Revenue per ton                       $   396.06           $   229.67
Expense per ton                       $   390.38           $   209.98



                                     Thirty-six Weeks Ended September 7, 2002
# of working days - 175                       (Three Quarters 2002)

(Dollars in thousands,
except per ton data)                 Roadway Express          New Penn            Segment Total
                                     ---------------         ----------           -------------
Revenue                                $1,791,125            $  145,541            $1,936,666
  Salaries, wages & benefits            1,161,888                96,602             1,258,490
  Operating supplies                      303,527                17,980               321,507
  Purchased transportation                171,761                 1,373               173,134
  Other operating expense                 132,553                14,419               146,972
                                       ----------            ----------            ----------
Operating expense                       1,769,729               130,374             1,900,103
                                       ----------            ----------            ----------
Operating income                       $   21,396            $   15,167            $   36,563
                                       ==========            ==========            ==========
Operating ratio                              98.8%                 89.6%                 98.1%

LTL tons                                3,866,001               566,946
Truckload tons                            862,135                81,499
                                       ----------            ----------
Total tons                              4,728,136               648,445

LTL shipments                           8,151,571             1,256,504
Truckload shipments                       104,486                10,136
                                       ----------            ----------
Total shipments                         8,256,057             1,266,640

Revenue per LTL ton                    $   428.85            $   241.43
Revenue per truckload ton              $   154.49            $   106.28
Revenue per ton                        $   378.82            $   224.45
Expense per ton                        $   374.30            $   201.05

                                     -more-

ROADWAY CORPORATION                                                       PAGE 7
THIRD QUARTER 2003


The following tables show the charges related to the pending acquisition of Roadway Corporation by Yellow Corporation, and their impact on operating income, operating ratio, income taxes, and earnings per share. These charges resulted primarily from the vesting of restricted stock awards, other compensation expense and transaction costs. The Company's effective tax rate has shifted from 42.0% to 53.6% as a result of these acquisition-related costs.

                                     Twelve Weeks Ended September 13, 2003
                                                (Third quarter)

                                                  Acquisition
                                As reported          Charges         Pro forma
                                -----------       ------------       ---------
Roadway Corporation

Revenue                          $ 751,594          $     --         $ 751,594
Operating expenses                 746,407           (24,337)          722,070
                                 ---------          --------         ---------
Operating Income                     5,187            24,337            29,524
Other (expense), net                (6,279)               --            (6,279)
                                 ---------          --------         ---------
Pretax (loss) income                (1,092)           24,337            23,245
Income tax expense                   2,309             7,454             9,763
                                 ---------          --------         ---------
Net (loss) income                $  (3,401)         $ 16,883         $  13,482
                                 =========          ========         =========
(Loss) earnings per share
  (diluted)                       $  (0.18)         $   0.89         $    0.71
Operating ratio                       99.3%                               96.1%


Roadway Express

Revenue                          $ 700,668          $     --         $ 700,668
Operating expenses                 700,111           (23,374)          676,737
                                 ---------          --------         ---------
Operating income                 $     557          $ 23,374         $  23,931
                                 =========          ========         =========

Operating ratio                       99.9%                              96.6%


New Penn

Revenue                          $  50,926          $     --         $ $50,926
Operating expenses                  46,296              (963)           45,333
                                 ---------          --------         ---------
Operating income                 $   4,630          $    963         $   5,593
                                 =========          ========         =========

Operating ratio                       90.9%                              89.0%


                                       -more-

ROADWAY CORPORATION                                                       PAGE 8
THIRD QUARTER 2003


                                         Thirty-six Weeks Ended September 13, 2003
                                                     (Three Quarters)

                                                          Acquisition
                                     As reported            Charges           Pro forma
                                     -----------          ------------       -----------
Roadway Corporation

Revenue                              $ 2,247,192           $     --          $ 2,247,192
Operating expenses                     2,204,213            (24,337)           2,179,876
                                     -----------           --------          -----------
Operating income                          42,979             24,337               67,316
Other (expense), net                     (19,117)                --              (19,117)
                                     -----------           --------          -----------
Pretax income                             23,862             24,337               48,199
Income tax expense                        12,790              7,454               20,244
                                     -----------           --------          -----------
Operating income from
  continuing operations                   11,072             16,883               27,955
Discontinued operations                     (155)                --                 (155)
                                     -----------           --------          -----------
Net income                           $    10,917           $ 16,883          $    27,800
                                     ===========           ========          ===========

Earnings per share (diluted)         $      0.57           $   0.89          $      1.46
Operating ratio                             98.1%                                   97.0%

Roadway Express

Revenue                              $ 2,097,068           $     --          $ 2,097,068
Operating expenses                     2,066,960            (23,374)           2,043,586
                                     -----------           --------          -----------
Operating income                     $    30,108           $ 23,374          $    53,482
                                     ===========           ========          ===========
Operating ratio                             98.6%                                   97.4%

New Penn

Revenue                              $   150,124           $     --          $   150,124
Operating expenses                       137,253               (963)             136,290
                                     -----------           --------          -----------
Operating income                     $    12,871           $    963          $    13,834
                                     ===========           ========          ===========
Operating ratio                             91.4%                                   90.8%

                                     -more-

ROADWAY CORPORATION                                                       PAGE 9
THIRD QUARTER 2003


Roadway Corporation operates with 12 weeks in each of the first three quarters and 16 weeks in the fourth quarter.

A conference call discussing this quarter's performance with securities analysts will be simulcast live on the Company's Web site at www.roadwaycorp.com beginning at 11:00 a.m. (Eastern time) on Tuesday, September 30, 2003. The call will remain available for the next three weeks.

Note: This release contains, and other statements that we may make may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to the outlook for expectations for revenue, earnings or other future financial or business performance, strategies, expectations and goals. All statements that are not historical statements of fact are "forward-looking statements" and are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements include all comments relating to our beliefs and expectations as to future events and trends affecting our business, results of operations and financial condition. We intend for the words "believes," "anticipates," "expects," "intends," "plans," "continues," "projects," and similar expressions to identify forward-looking statements. The risks and uncertainties include, among others, variable factors such as capacity and rate levels in the motor freight industry; fuel prices; the impact of competition; the state of the national economy; the success of our operating plans, including our ability to manage growth and control costs; labor relations matters; uncertainties concerning the impact terrorist activities may have on the economy and the motor freight industry; and the timely completion of Yellow Corporation's plan to acquire Roadway Corporation and its subsidiaries. We have based these forward-looking statements on management's analysis about future events only as of the date of this press release. We undertake no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this press release. These forward-looking statements are subject to risks, uncertainties and assumptions about us and our subsidiaries. In addition to the disclosure contained in this document, you should carefully review the risks and uncertainties contained in other documents Roadway Corporation files from time to time with the Securities and Exchange Commission. Those documents are accessible on the SEC's Web site at www.sec.gov and through our Web site at www.roadwaycorp.com.

Included in the Dow Jones Transportation Average, ROADWAY CORPORATION (NASDAQ:
ROAD) is a holding company dedicated to leveraging opportunities to expand the transportation-related service offerings available to customers through the Roadway portfolio of strategically linked transportation companies. Roadway Corporation's principal subsidiaries include ROADWAY EXPRESS and ROADWAY NEXT DAY CORPORATION. Roadway Express is a leading ISO 9001 and C-TPAT/PIP and FAST certified transporter of industrial, commercial and retail goods in the two- to five-day regional and long-haul markets. Roadway Express provides seamless service throughout all 50 states, Canada, Mexico and Puerto Rico including export/import services for more than 100 countries worldwide. Roadway Express owns REIMER EXPRESS LINES in Canada and Mexican-based ROADWAY EXPRESS, S.A. DE C.V. Roadway Next Day Corporation is a holding company focused on business opportunities in the shorter-haul regional and next-day markets. Roadway Next Day Corporation owns NEW PENN MOTOR EXPRESS, a next-day, ground less-than-truckload carrier of general commodities serving twelve states in the Northeastern United States, Quebec, Canada and Puerto Rico, with links to the Midwest and Southeast United States and Ontario, Canada. For additional information, contact Roadway Corporation at www.roadwaycorp.com.

                                      # # #